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Exhibit 10.24

AMENDMENT NO. 3 TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

        AMENDMENT NO. 3 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of May 1, 2005 by and among Haynes International, Inc., a Delaware corporation ("Haynes Parent"), Haynes Wire Company, a Delaware corporation ("Haynes Wire" and together with Haynes Parent, each individually, a "Borrower" and collectively, "Borrowers"), the parties from time to time to the Loan Agreement (as hereinafter defined) as lenders (each individually, a "Lender" and collectively, "Lenders") and Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation (Central), an Illinois corporation, in its capacity as agent for Lenders pursuant to the Loan Agreement (in such capacity, "Agent").

W I T N E S S E T H

        WHEREAS, Borrowers have entered into financing arrangements with Agent and Lenders pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in, and subject to the terms and conditions of, the Amended and Restated Loan and Security Agreement, dated August 31, 2004, by and among Agent, Lenders, JPMorgan Chase Bank N.A., successor by merger to Bank One, NA, in its capacity as documentation agent for Lenders, and Haynes Parent, as amended by Amendment No. 1 to Amended and Restated Loan and Security Agreement dated November 5, 2004, and Amendment No. 2 to Amended and Restated Loan and Security Agreement dated as of January 27, 2005 (as amended and supplemented hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the other Financing Agreements (as defined therein); and

        WHEREAS, Borrowers, Agent and Lenders have agreed to certain amendments to the Loan Agreement, subject to the terms and conditions herein; and

        WHEREAS, by this Amendment No. 3, Borrowers, Agent and Lenders desire and intend to evidence such consents and amendments;

        NOW, THEREFORE, in consideration of the foregoing, the mutual conditions and agreements and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        Section 1. Definitions.

        1.1   Defined Terms. For purposes of this Amendment No. 3, unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement.

        1.2   Amendment to Definition. The defined term below shall be deemed to be amended and restated in its entirety to have the meaning as to such term set forth below:

          "'Applicable Margin' shall mean, at any time, as to the interest rate for Prime Rate Loans, the interest rate for Prime Rate Fixed Asset Loans, the interest rate for Eurodollar Rate Loans, the interest rate for Eurodollar Rate Fixed Asset Loans, the interest rate for Prime Rate Equipment Purchase Loans, the interest rate for Eurodollar Rate Equipment Purchase Loans and the Letter of Credit Fee, the applicable percentage (on a per annum basis) set forth below indicated for the

  Monthly Average Excess Availability for the immediately preceding month is at or within the amounts indicated for such percentage:

		Loans Based on Accounts and Inventory		Loans Based on Fixed Asset Availability and Equipment Purchase Loans
Tier	Monthly Average Excess Availability	Applicable Prime Rate Margin	Applicable Eurodollar Margin	Applicable Prime Rate Margin	Applicable Eurodollar Margin	L/C Rate
1.	$20,000,000 or more	.50%	2.00%	1.00%	2.50%	1.75%
2.	Greater than or equal to $10,000,000 and less than $20,000,000	..75%	2.25%	1.25%	2.75%	2.00%
3.	Less than $10,000,000	1.00%	2.50%	1.50%	3.00%	2.25%

  provided, that, the Applicable Margin shall be calculated and established on the first day of each month (commencing on May 1, 2005) and shall remain in effect until adjusted thereafter at the beginning of the next month."

        1.3   Representations and Warranties. Each Borrower hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment No. 3, the truth and accuracy of which on the date hereof are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers):

        This Amendment No. 3 has been duly authorized, executed and delivered by it, and has been authorized by all necessary action on the part of such Borrower which is a party hereto (and, if necessary, their respective stockholders) and each such agreement is in full force and effect as of the date hereof, and the agreements and obligations of Haynes Parent and Haynes Wire, as the case may be, contained herein, constitute the legal, valid and binding obligations of such Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

        The execution, delivery and performance of this Amendment No. 3 (a) are all within the corporate powers of each Borrower and (b) are not in contravention of law or the terms of such Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which such Borrower is a party or by which such Borrower or its property are bound.

        After giving effect to this Amendment No. 3, no Default or Event of Default exists or has occurred and is continuing.

        1.4   Conditions Precedent. The amendments contained herein shall only be effective upon the receipt by Agent of each of the following, in each case in form and substance reasonably satisfactory to Agent:

          (a)   an executed original or executed original counterparts of this Amendment No. 3 (as the case may be), duly authorized, executed and delivered by the respective party or parties hereto;

          (b)   a true and correct copy of any consent, waiver or approval (if any) to or of this Amendment No. 3, which any Borrower is required to obtain from any other Person;

          (c)   such approvals of Lenders, in form and substance satisfactory to Agent, to the terms and conditions of this Amendment No. 3 as are required under the terms of the Loan Agreement.

        Section 2. Provisions of General Application.

        2.1   Effect of this Amendment. Except as expressly amended pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and, in all other respects, the

Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment No. 3, the provisions of this Amendment No. 3 shall control. The Loan Agreement and this Amendment No. 3 shall be read and construed as one Agreement.

        2.2   Governing Law. The validity, interpretation and enforcement of this Amendment No. 3 and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois, but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

        2.3   Binding Effect. This Amendment No. 3 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. Any acknowledgments or consents contained herein shall not be construed to constitute a consent to any other or further action by a Borrower or to entitle such Borrower to any other consent.

        2.4   Further Assurances. Each Borrower shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent and Lenders to effectuate the provisions and purposes of this Amendment No. 3.

        2.5   Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 3.

        2.6   Counterparts. This Amendment No. 3 may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of this Amendment No. 3 by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Amendment No. 3. Any party delivering an executed counterpart of this Amendment No. 3 by telefacsimile shall also deliver an originally executed counterpart of this Amendment No. 3, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment No. 3.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the date and year first above written.

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), formerly known as Congress Financial Corporation (Central), as Agent and as Lender
		By:	/s/ Vicky Geist
		Title:	Vice President
HAYNES INTERNATIONAL, INC.
		By:	/s/ Marcel Martin
		Title:	CFO
HAYNES WIRE COMPANY
		By:	/s/ Marcel Martin
		Title:	CFO
JPMORGAN CHASE BANK N.A. successor by merger to BANK ONE, NA (Main Office Chicago)
By:	/s/ John Freeman
Title:	Director
WESTERNBANK PUERTO RICO BUSINESS CREDIT DIVISION
By:	/s/ Jake Fuentes
Title:	SVP—Portfolio Mgr.

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AMENDMENT NO. 3 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT